UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 26, 2008

Date of report (Date of earliest event reported)

BUCA, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-25721	41-1802364
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Nicollet Mall, Suite 5003 Minneapolis, Minnesota	55403
(Address of Principal Executive Offices)	(Zip Code)

(612) 288-2382

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

BUCA, Inc. (the “Company”) has been acquired by Planet Hollywood International, Inc., a Delaware corporation (“Planet Hollywood”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) between the Company, Planet Hollywood and BUCA Financing, LLC, a Florida limited liability company and an indirect wholly-owned subsidiary of Planet Hollywood (“the Purchaser”) dated as of August 5, 2008. Pursuant to the Merger Agreement, the Purchaser commenced a tender offer (the “Offer”) for all of the outstanding shares of the Company’s common stock (the “Shares”) for a purchase price of $0.45 per share, net to the holder thereof, in cash, without interest thereon, less any required withholding taxes. Purchaser commenced the Offer upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal, each dated August 12, 2008. Upon the expiration of a subsequent offering period of the Offer at midnight, New York City time, on Tuesday, September 23, 2008, 19,337,263 Shares (including 2,371 Shares subject to guarantees of delivery) were validly tendered and not withdrawn pursuant to the Offer, representing approximately 90.3% of the outstanding Shares. Payment for such Shares has been or will be made promptly, in accordance with the terms of the Offer.

On September 26, 2008, pursuant to the terms of the Merger Agreement, Purchaser merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly-owned indirect subsidiary of Planet Hollywood (the “Surviving Corporation”).

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed by the Company as Exhibit 2.1 to the Form 8-K filed on August 11, 2008 and is incorporated in this report by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information disclosed under Items 2.01 above is hereby incorporated by reference.

As a result of the Merger, the Company no longer fulfills the numerical listing requirements of the NASDAQ Stock Market (“NASDAQ”). Accordingly, following the completion of the Merger, at the Company’s request, NASDAQ will file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25 thereby effecting the delisting of the Shares from NASDAQ. Additionally, the Company intends to file with the SEC a Certification on Form 15 under the Exchange Act requesting the Shares be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 5.02.	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Merger Agreement provides that at the effective time of the Merger (the “Effective Time”), the managers of Purchaser immediately prior to the Effective Time became the directors of the Surviving Corporation and the officers of the Company became the officers of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualified, or until the earlier of their death, resignation or removal. Biographical information regarding certain directors of the Company has been previously disclosed in the Information Statement Pursuant to Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder (the “Information Statement”), which was filed by the Company with the SEC on August 12, 2008 as Annex I to Schedule 14D-9. The Information Statement is incorporated in this report by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2008

BUCA, INC.
(Registrant)

By	/s/ Richard Erstad
Richard G. Erstad
General Counsel and Secretary